SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
[_] Definitive Proxy Statement                Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           COMPASS BANCSHARES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           COMPASS BANCSHARES, INC.
                 --------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3) .

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

March 10, 1995



                                   ADVISORY


       Birmingham, AL ... Compass Bancshares, Inc. (NASDAQ:CBSS) has mailed supplemental proxy material to shareholders. A letter from the Compass board of directors details its position on actions taken by a group of dissident shareholders who have proposed an alternative slate of directors in opposition to the three directors nominated by the Compass board.

       A complete text of the letter is available:

       For immediate delivery call:
         1-800-753-0352, extension 700 for fax on demand service

       For delivery by overnight service or mail call:
       Ellen Laden, Compass Bancshares at (205) 933-3554, or
       Catherine Parker, Hill and Knowlton at (212) 885-0482



                                    - 30 -



NOTE TO INSERT AT ON FAX BACK, BEFORE TEXT OF FIGHT LETTER:

NOTE:

  The original text of this letter to Compass Bancshares, Inc. shareholders includes graphics which cannot be included using this electronic distribution format. The location and titles of the charts are indicated in the following copy.

  Copies of the charts are available via fax by calling Ellen Laden of Compass Bancshares at (205)933-3554, or Catherine Parker of Hill and Knowlton at
  (212) 885-0482.